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                                                       EXHIBIT 21.1



                             ADE CORPORATION


                    List of Wholly-Owned Subsidiaries

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

ADE Optical Systems Corporation         ADE Securities Corporation
9625 Southern Pine Boulevard            80 Wilson Way
Charlotte, NC 28273                     Westwood, MA 02090

ADE Technologies, Inc.                  ADE Software Corporation
80 Wilson Way                           80 Wilson Way
Westwood, MA 02090                      Westwood, MA 02090

ADE International Corporation           ATI Foreign Sales Corporation
32 Loockerman Square                    c/o Corporate Services
Suite L-100                             Price Waterhouse Centre
Dover, DE                               Collymore Rock, St. Michael
                                        Barbados
ADE International GmbH
Klausnerring 17
85551 Kirchheim
85551 Heimstetten
Germany

                  List of Partially-Owned Subsidiaries

Japan ADE Ltd.                          Microspec Technologies Ltd.
Tokimec Building                        Ramat Gabriel Industrial Park
16-1, 2-chome, Minamikamata             Migdal Haemek, Israel 23101
Ohta-ku, Tokyo 144, Japan

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